Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into by and between Fredric Starker (the “Consultant”) and NewLake Capital Partners (the “Company”), each a “Party,” and collectively, “the Parties.”

RECITALS

WHEREAS, the Consultant’s employment with the Company will terminate as a result of Consultant’s resignation effective June 13, 2022; and

WHEREAS, effective on the Effective Date (as defined below), the Company desires to engage the Consultant to perform certain Services (as defined below), and the Consultant desires to be so engaged, as an independent contractor; and

WHEREAS, the Company and the Consultant desire to enter into this Agreement in order to set forth the terms and conditions under which the Consultant will provide such Services.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

1.    Term. This Agreement and the Consultant’s Engagement hereunder shall commence on June 14, 2022 (the “Effective Date”), and end on the earlier of (a) August 13, 2022 (the “Term”) or (b) the date this Agreement is terminated pursuant to the provisions of Section 7.

2.    Services. Effective on the Effective Date, the Company hereby engages Consultant to serve in the capacity of an independent contractor to the Company under the terms of this Agreement (the “Engagement”) to provide accounting, reporting, financial operations and tax advice, in support of transitioning the Chief Financial Officer responsibilities to NewLake’s new Chief Financial Officer as requested from time to time by the Company’s Chief Executive Officer and/or his designee (the “Services”). The Parties’ expectation is that the Consultant will not be required to provide Services more than 40 hours per month.

3.    Services Fee. The Company shall pay the Consultant a fee of $12,500 per month (the “Services Fee”). Such Services Fee shall be payable monthly during the Term and shall be pro-rated for any partial month during the Term.

4.    Expenses. The Services Fee is intended to cover, and the Company shall not reimburse Consultant for, any expenses incurred by Consultant in connection with providing the Services as contemplated herein; provided, however, that upon the Consultant’s written request and the Company’s advance approval, and with reasonable supporting documentation, travel expenses, including, without limitation, transportation, food, and lodging, incurred in connection with attending Company approved meetings related to the Services shall be reimbursed by the Company. The Company is not providing Consultant with an office, a computer, a Company car, a Company email account, or any other office supplies or equipment. Although there may be certain Services that by their nature require they be performed at specified locations, generally, Consultant is free to provide the Services wherever Consultant sees fit consistent with the reasonable delivery of the Services described herein.

5.    Independent Contractor. It is expressly agreed that the Consultant is acting as an independent contractor in performing the Services hereunder. The Parties understand and agree that, so long as the Consultant performs the Services in a timely manner and in accordance with reasonable industry standards and the provisions set forth herein, the Consultant shall control and direct the performance of the Services and shall perform the Services in an independent and professional manner. Moreover, the Parties hereunder recognize that this Agreement does not create any actual or apparent agency, partnership, or relationship of employer and employee between the Parties. The Consultant shall not have any authority to enter into or commit the Company or its subsidiaries or affiliates to any agreements or bind the Company or its subsidiaries or affiliates by any promise or representation. The Consultant will not represent herself as the agent or legal representative of the Company or any of its subsidiaries or affiliates. The Company will carry no worker’s compensation insurance or any health or accident insurance coverage on the Consultant, and the Consultant will not be entitled to participate in any of the Company’s benefit plans including, without limitation, any health or retirement plans. Because the Consultant is providing Services hereunder as an independent contractor, it is understood and agreed that the Company will not withhold any amounts for payment of taxes from the Services Fee. The Consultant agrees that the Consultant shall be solely responsible for the full and timely payment of any and all taxes, liabilities, and assessments of any kind in any way arising out of or relating to the Consultant’s receipt of the Services Fee, including without limitation, social security, unemployment insurance, gross receipts taxes, withholding taxes, worker’s compensation insurance, and income taxes. The Consultant hereby agrees to fully and timely comply with all federal, state, and local laws, regulations, and rules relating to such taxes, liabilities, and assessments. The Consultant agrees further to indemnify and hold the Company and its subsidiaries and affiliates and its and their directors, officers, employees, and agents harmless from any breach by the Consultant of the provisions of this paragraph. The Consultant understands and acknowledges that the Company is not providing Consultant with tax advice with respect to this Agreement or any other aspect of the Engagement.

6.    Non-Exclusivity. The Parties agree that, during the Term of this Agreement, the Consultant is permitted to provide services to or work for another business entity so long as (a) any such services or work for such other business entity do not interfere with or otherwise limit the Consultant’s ability to perform Services under this Agreement; (b) such other business entity does not compete with the Company’s business; and (c) Consultant continues to comply with all other obligations under this Agreement.

7.    Termination. This Agreement and the Consultant’s Engagement may be terminated prior to the expiration of the Term (a) upon mutual agreement by the Parties or (b) for Cause with 30 days written notice to the other Party. For purposes of this Agreement, “Cause” shall mean (i) a material breach of the terms of this Agreement; (ii) Consultant’s conviction of, or plea of guilty or nolo contendre to, a felony or a crime involving moral turpitude; or (iii) Consultant’s intentional act of fraud, embezzlement, or theft in connection with the Services. Moreover, this Agreeement shall automatically terminate prior to the expiration of the Term upon Consultant’s death or total disability. If the Agreement is terminated prior to the expiration of the Term, the Company shall be required to pay the Services Fee through the date of termination, with a prorated payment for any partial month.

8.    Confidential Information. Consultant agrees, consistent with applicable law, to protect the Company from intrusion into its business by not disclosing to any third-party any Confidential Information of the Company and its subsidiaries and affiliates. For purposes of this Agreement, “Confidential Information” means non-public information regarding the business activities of the Company and its subsidiaries and affiliates, and information regarding their respective employees, shareholders, investors, members, services, sales and marketing strategies, business plans, operations, costs, research and development efforts, technical data and know-how, financial information, compensation or other personnel information, internal procedures, forecasts, methods, trade secrets, software programs, project requirements, inventions, trademarks, trade names, and similar information regarding their respective businesses. Consultant agrees that all such Confidential Information is and shall remain the sole and exclusive property of the Company. Except as may be expressly authorized by the Company in writing, Consultant shall not disclose, or cause any other person or entity to disclose, any Confidential Information to any person or entity as long as such information remains confidential, and Consultant agrees not to make use of any such Confidential Information for Consultant’s own purpose or for the benefit of any other person or entity. Notwithstanding the above, Consultant understands that nothing in this Agreement prohibits Consultant from reporting possible violations of law or regulation to any governmental agency or entity. Moreover, nothing in this Agreement prohibits Consultant from disclosing Confidential Information in response to a lawfully-issued subpoena or other lawful process. In the event disclosure of Confidential Information is compelled by subpoena or other lawful process, unless prohibited by applicable law, Consultant agrees to promptly notify the Company in writing of such subpoena or other lawful process so that the Company may seek a protective order to limit such disclosure, and Consultant shall ensure that any such disclosure is limited to the information being requested.

9.    Return of Property. Upon the termination of the Consultant’s Engagement by either Party for any reason or in response to a request from the Company, whichever is earlier, Consultant shall return to the Company all property of the Company and its subisdiaries and affiliates that was ever in Consultant’s possession or control (regardless of whether such materials are Confidential Information).

10.    No Assignment. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Consultant.

11.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflict of law principles thereof.

[signature page follows]

IN WITNESS WHEREOF, and intending to be legally bound, the Parties hereto have caused this Agreement to be executed as of the date(s) set forth below.

Fredric Starker

Signature:	/s/ Fredric Starker

Date:	May 16, 2022

NewLake Capital Partners:

By:	/s/ David Weinstein

Its:	Chief Executive Officer

Date:	May 16, 2022

[Signature page: Consulting Agreement]

4